Exhibit 10.1

PREDICTIVE ONCOLOGY INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Grantee: [●]

No. of Restricted Stock Units: [●]

Grant Date: [●]

Pursuant to the Predictive Oncology Inc. 2024 Equity Incentive Plan, as amended from time to time (the “Plan”), Predictive Oncology Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (this “Award”) to the Grantee on the Grant Date, subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”). Each Restricted Stock Unit shall relate to one share of Common Stock of the Company (the “Stock”). Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth in the Plan.

Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the Restricted Stock Units have vested as provided in Section 2 of this Agreement, and (b) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on [____________] (the “Vesting Date”), subject to the Grantee’s continued employment with or provision of services to the Company through the Vesting Date. Notwithstanding any other provision contained in this Agreement, if the Grantee’s employment with or provision of services to the Company is terminated by the Company without Cause, or to the extent the Grantee is a member of the Board of Directors the Grantee is required by the Company to resign from and terminate service on the Board of Directors for any reason other than Cause, in each case prior to the Vesting Date, the restrictions set forth in Section 1 of this Agreement shall lapse immediately upon such termination of employment or service. For this purpose, “Cause” shall have the meaning set forth in any employment, service or similar agreement between Grantee and the Company or any of its subsidiaries, or to the extent not set forth therein, shall mean any of the following: (i) the Grantee engages in willful misconduct or fails to follow the reasonable and lawful instructions of the board of directors, if such conduct is not cured within thirty (30) calendar days after the Company sends notice to the Grantee of the alleged Cause; (ii) the Grantee embezzles or misappropriates assets of the Company or any of its subsidiaries; (iii) the Grantee’s violation of the Grantee’s obligations pursuant to any employment or service agreement with the Company or any of its subsidiaries, if such conduct is not cured within thirty (30) calendar days after the Company sends written notice to the Grantee of the alleged Cause; (iv) the Grantee’s breach of any agreement between the Grantee and the Company or to which the Company and the Grantee are parties, or a breach by the Grantee of a fiduciary duty or responsibility to the Company; (v) the commission by the Grantee of fraud or other willful conduct that adversely affects the business or reputation of the Company, as determined in the Company’s sole discretion; or (vi) the Company has a reasonable belief the Grantee engaged in some form of harassment or other improper conduct prohibited by the Company policy or the law.

Termination of Relationship with the Company. If the Grantee ceases to be employed by or providing services to the Company prior to the Vesting Date set forth in Section 2 above, all unvested Restricted Stock Units shall automatically and without notice terminate and be forfeited without payment of any consideration therefor, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

Issuance of Shares of Stock. No later than thirty (30) days following the date the Restricted Stock Units become vested in accordance with Section 2 above, the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Stock.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Board of Directors or a Committee thereof as set forth in Section 2 of the Plan.

Tax Withholding. As a condition to this Award, the Grantee hereby agrees that any required federal, state, local, or foreign tax withholding obligations arising in connection with the vesting and settlement of this Award shall be satisfied, at the Grantee’s election, by either (a) authorizing the Company to withhold from the Stock otherwise deliverable upon settlement of the Award a number of shares of Stock having a Fair Market Value equal to the required tax withholding amount; or (b) remitting to the Company, by personal check, the full amount of the required tax withholding prior to the delivery of the Stock. If the Grantee fails to timely elect a method of tax withholding, the Company shall default to withholding shares of Stock in accordance with clause (a) of the foregoing sentence, unless prohibited by applicable law or unless the Company determines, in its sole discretion, that cash payment is required. For the avoidance of doubt, the Company shall not facilitate broker-assisted sales for the purpose of tax withholding. Unless the withholding tax obligations of the Company and/or any subsidiary thereof are satisfied by the Grantee in accordance with this provision, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of this Award.

Section 409A of the Code. It is the intent that the terms relating to the vesting and payment of the Award as set forth in this Agreement shall qualify for exemption from or comply with the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so qualify or comply. Notwithstanding the foregoing or anything herein to the contrary, if it is determined that this Award fails to satisfy the requirements of the “short-term deferral” exemption and is otherwise deferred compensation subject to Section 409A of the Code, and if the Grantee is considered a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) as of the date of the Grantee’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares of Stock that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on the Grantee in respect of the Stock under Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all payments provided for under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the vesting or payments pursuant to this Award provided for under this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the vesting or payments pursuant to this Award or require that any vesting or payments pursuant to this Award comply with the require Section of 409A of the Code. The Company will have no liability to the Grantee or any other party if the Award, the delivery of shares of Stock upon payment of the Award or other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Company with respect thereto.

No Right to Continued Employment. Nothing contained in this Agreement shall be deemed to provide the Grantee any right to continue employment with or to continue providing services to the Company for any period of time and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Grantee’s employment or service at any time.

Amendment. Unless otherwise provided in the Plan or this Agreement, no provisions of this Agreement may be amended, modified, waived or discharged except by a written document signed by the Grantee and a duly authorized officer of the Company and approved by the Board of Directors. The failure of the Company to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Integration. This Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties between the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement shall survive any settlement of the Award and shall remain in full force and effect.

Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the relationship of the parties will be governed exclusively by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided that, if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law. Furthermore, in lieu of (and to the extent of) each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Counterparts. This Agreement may be executed in two or more counterparts (including by PDF), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Other. The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan and this Agreement and hereby accepts the Award subject to all of their terms and conditions.

Confidentiality. The Grantee hereby agrees to keep the terms of this Agreement confidential, and will not, except as required by law, disclose such terms to any person other than the Grantee’s immediate family or legal or financial advisers (who also must keep the terms of this Agreement confidential).

Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature Page Follows]

PREDICTIVE ONCOLOGY INC.

By:
Name: [●]
Title: [●]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

GRANTEE

By:
Name: [●]

ADDRESS: [●]

[Signature Page to Restricted Stock Unit Award Agreement]